                                                                     Exhibit 2.1

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                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 15, 2000

                                      AMONG

                        MISSION ORCHARD STATUTORY TRUST,

                              PGP ACQUISITION, INC.

                                       AND

                        PACIFIC GATEWAY PROPERTIES, INC.



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

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1  THE MERGER.....................................................   1

   SECTION 1.1.      THE MERGER...........................................   1
   SECTION 1.2.      EFFECTIVE TIME.......................................   1
   SECTION 1.3.      CLOSING OF THE MERGER................................   1
   SECTION 1.4.      EFFECTS OF THE MERGER................................   2
   SECTION 1.5.      ARTICLES OF INCORPORATION AND BYLAWS.................   2
   SECTION 1.6.      DIRECTORS............................................   2
   SECTION 1.7.      OFFICERS.............................................   2
   SECTION 1.8.      CONVERSION OF SHARES.................................   2
   SECTION 1.9.      PAYMENT OF MERGER CONSIDERATION......................   3
   SECTION 1.10.     TREATMENT OF STOCK OPTIONS...........................   5
   SECTION 1.11.     AGGREGATE MERGER CONSIDERATION AND ADJUSTMENTS.......   6

ARTICLE 2  CONDITIONS TO CONSUMMATION OF MERGER...........................   8

   SECTION 2.1.      CONDITIONS TO ALL PARTIES' OBLIGATIONS...............   8
   SECTION 2.2.      CONDITIONS TO PARENT AND ACQUISITION'S OBLIGATIONS...   8
   SECTION 2.3.      CONDITIONS TO THE COMPANY'S OBLIGATIONS..............  10

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................  10

   SECTION 3.1.      ORGANIZATION AND GOOD STANDING OF THE COMPANY........  10
   SECTION 3.2.      AUTHORITY............................................  11
   SECTION 3.3.      NO CONFLICTS.........................................  11
   SECTION 3.4.      CONSENTS AND APPROVALS...............................  12
   SECTION 3.5.      CAPITAL STOCK OF THE COMPANY.........................  12
   SECTION 3.6.      SUBSIDIARIES; EQUITY INTERESTS.......................  13
   SECTION 3.7.      FINANCIAL STATEMENTS.................................  13
   SECTION 3.8.      ASSETS OTHER THAN REAL PROPERTIES....................  13
   SECTION 3.9.      REAL PROPERTIES......................................  14
   SECTION 3.10.     INTELLECTUAL PROPERTY................................  16
   SECTION 3.11.     CONTRACTS............................................  16
   SECTION 3.12.     LITIGATION; DECREES..................................  18
   SECTION 3.13.     EMPLOYEE AND RELATED MATTERS; ERISA..................  19
   SECTION 3.14.     ABSENCE OF CHANGES OR EVENTS.........................  20
   SECTION 3.15.     COMPLIANCE WITH APPLICABLE LAWS......................  20
   SECTION 3.16.     TAXES................................................  21
   SECTION 3.17.     EMPLOYEE AND LABOR RELATIONS.........................  22
   SECTION 3.18.     INSURANCE POLICIES...................................  22
   SECTION 3.19.     SEC FILINGS..........................................  22
   SECTION 3.20.     OPINION OF FINANCIAL ADVISOR.........................  23
   SECTION 3.21.     INFORMATION STATEMENT................................  23
   SECTION 3.22.     BROKERS AND FINANCIAL ADVISORS.......................  23


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

   SECTION 3.23.    RECOMMENDATION OF BOARD OF DIRECTORS: VOTE REQUIRED...  23

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.......  24

   SECTION 4.1.     ORGANIZATION AND GOOD STANDING........................  24
   SECTION 4.2.     AUTHORITY.............................................  24
   SECTION 4.3.     NO BREACH.............................................  24
   SECTION 4.4.     CONSENTS AND APPROVALS................................  24
   SECTION 4.5.     FUNDING...............................................  25
   SECTION 4.6.     LITIGATION; DECREES...................................  25
   SECTION 4.7.     BROKERS...............................................  25
   SECTION 4.8.     INFORMATION STATEMENT.................................  25

ARTICLE 5  COVENANTS OF THE COMPANY.......................................  25

   SECTION 5.1.     ACCESS................................................  25
   SECTION 5.2.     ORDINARY CONDUCT......................................  26
   SECTION 5.3.     PREPARATION OF INFORMATION STATEMENT; STOCKHOLDERS'
                    MEETING...............................................  28
   SECTION 5.4.     INSURANCE.............................................  29
   SECTION 5.5.     ESTOPPEL CERTIFICATES.................................  29
   SECTION 5.6.     CONSTRUCTION AND MAINTENANCE WORK.....................  29
   SECTION 5.7.     NO SOLICITATION OF TRANSACTIONS.......................  29
   SECTION 5.8.     EMPLOYEE MATTERS......................................  30

ARTICLE 6  COVENANTS OF PARENT AND ACQUISITION............................  30

   SECTION 6.1.     CONFIDENTIALITY.......................................  30
   SECTION 6.2.     NO ADDITIONAL REPRESENTATIONS.........................  31
   SECTION 6.3.     INDEMNITY, INSURANCE..................................  31

ARTICLE 7  MUTUAL COVENANTS...............................................  31

   SECTION 7.1.     PUBLICITY.............................................  31
   SECTION 7.2.     ANTITRUST NOTIFICATION................................  32
   SECTION 7.3.     REASONABLE EFFORTS; ADDITIONAL AGREEMENTS.............  32
   SECTION 7.4.     NOTIFICATION OF CERTAIN MATTERS.......................  32
   SECTION 7.5.     BENEFIT PLANS; COBRA..................................  32

ARTICLE 8  TERMINATION; AMENDMENT; WAIVER.................................  33

   SECTION 8.1.     TERMINATION...........................................  33
   SECTION 8.2.     CONFIDENTIAL INFORMATION..............................  34
   SECTION 8.3.     EFFECTS OF TERMINATION................................  34
   SECTION 8.4.     LIQUIDATED DAMAGES....................................  35

ARTICLE 9  MISCELLANEOUS..................................................  35

   SECTION 9.1.     EXPENSES..............................................  35
   SECTION 9.2.     ATTORNEYS' FEES.......................................  35
   SECTION 9.3.     ASSIGNMENT............................................  36
   SECTION 9.4.     NO THIRD-PARTY BENEFICIARIES..........................  36



   SECTION 9.5.     NOTICES...............................................  36
   SECTION 9.6.     REPRESENTATIONS AND WARRANTIES NOT TO SURVIVE.........  37
   SECTION 9.7.     COUNTERPARTS..........................................  37
   SECTION 9.8.     ENTIRE AGREEMENT......................................  37
   SECTION 9.9.     SEVERABILITY..........................................  37
   SECTION 9.10.    AMENDMENT.............................................  38
   SECTION 9.11.    EXTENSION; WAIVER.....................................  38
   SECTION 9.12.    EXCLUSIVE JURISDICTION OF CALIFORNIA COURTS...........  38
   SECTION 9.13.    INTERPRETATION OF THIS AGREEMENT......................  38
   SECTION 9.14.    TRUSTEE EXCULPATION...................................  39


                         TABLE OF SCHEDULES AND EXHIBITS

2.2(f)        Title Exceptions
3.1           Company Foreign Jurisdictions
3.3           Company Conflicts
3.4           Company Consents
3.5(b)        Company Stock Options
3.6(a)        Subsidiaries
3.6(b)        Other Equity Interests
3.8           Certain Liens
3.9(a)(1)     Real Properties
3.9(a)(2)     Leases and Rent Roll
3.9(a)(3)     Service Contracts
3.9(b)        Leased Properties
3.9(c)        Brokerage Agreements
3.9(g)        Property-Related Litigation
3.10          Intellectual Property
3.11(a)       Employment Agreements, etc.
3.11(b)       Collective Bargaining Agreements
3.11(c)       Non-Competition Agreements
3.11(d)       Agreements with Officers, Directors or Employees
3.11(e)       Subleases of Leased Properties
3.11(f)       Personal Properties Leases
3.11(g)       Supply and Service Agreements
3.11(h)       Indebtedness
3.11(i)       Guarantees
3.11(j)       Partnerships, Limited Liability Companies and Joint Ventures
3.11(k)       Other Agreements
3.11(l)       Acquisition and Disposition Agreements
3.11(m)       Other Agreements
3.12          Litigation; Decrees
3.13(a)       Plans
3.13(b)       Compliance with ERISA and Code
3.13(c)       Multiemployer Plans
3.13(e)       Employee Welfare Benefit Plans
3.14          Changes or Events
3.16(a)       Tax Returns and Taxes
3.16(b)       Tax Claims
3.17          Employee and Labor Relations
3.18          Company Insurance Policies
5.6           Construction and Maintenance Work

Exhibit A   Balance Sheet and Calculation of Aggregate Merger Consideration
Exhibit B   Form of Estoppel Certificate

                             TABLE OF DEFINED TERMS

                                                   CROSS REFERENCE
TERM                                                 IN AGREEMENT           PAGE

Accountants, Section ___........................................................
Acquisition, Preamble..........................................................1
Aggregate Merger Consideration, Section 1.8(a)(i)..............................2
Aggregate Option Exercise Price  Section 1.10(a)...............................6
Aggregate Paid Exercise Price  Section 1.10(a).................................6
Agreement, Preamble............................................................1
Applicable Laws, Section 3.15(a)..............................................21
Articles of Merger, Section 1.2................................................1
Certificates Section 1.9(b)....................................................4
Closing Date, Section 1.3......................................................2
Closing, Section 1.3...........................................................2
Code, Section 3.13(b).........................................................19
Common Merger Consideration, Section 1.8(a)(ii)................................3
Common Share, Section 1.8(a)(i)................................................3
Common Stockholder, Section 1.8(a)(ii).........................................3
Company Balance Sheet, Section 3.7(a).........................................13
Company Board Section 3.23....................................................24
Company Material Adverse Effect Section 3.1...................................11
Company SEC Reports, Section 3.19.............................................23
Company Stock Option  Section 1.10(a)..........................................6
Company, Preamble..............................................................1
Confidentiality Agreement, Section 5.1........................................26
Contracts, Section 3.11.......................................................17
DGCL, Section 1.1..............................................................1
Effective Time, Section 1.2....................................................1
Enforceability Exceptions, Section 3.2........................................11
ERISA Affiliate, Section 3.13(a)..............................................19
ERISA, Section 3.14(a)........................................................19
Exchange Act, Section 3.4(c)..................................................12
Final Aggregate Merger Consideration, Section 1.11(b)..........................6
GAAP, Section 1.11(a)..........................................................6
Governmental Entity, Section 3.3..............................................11
Information Statement Section 3.21............................................23
Knowledge, Section 9.13(b)....................................................39
Merger Fund Section 1.9(a).....................................................4
Merger, Section 1.1............................................................1
MGCL, Section 1.1..............................................................1
Optionholders, Section 3.5(b).................................................12
Parent Material Adverse Effect, Section 4.1...................................24
Parent, Preamble...............................................................1
Payment Agent Section 1.9(a)...................................................4
Permits, Section 3.15(c)......................................................21

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

                                                   CROSS REFERENCE
TERM                                                 IN AGREEMENT           PAGE

Permitted Liens, Section 3.8..................................................14
Plans, Section 3.13(a)........................................................19
Preferred Stockholder  Section 1.8(a)(iii).....................................3
Recommendation Section 3.23...................................................24
SEC, Section 3.4(c)...........................................................12
Securities Act, Section 3.6(a)................................................13
Series 1 Convertible Preferred Share Section 1.8(a)(i).........................3
Series 1 Merger Consideration, Section 1.8(a)(iii).............................3
Shares, Section 1.8(a)(iii)....................................................3
Stockholders' Meeting, Section 5.3............................................28
Stockholders, Section 1.8(a)(iii)..............................................3
Subsidiary, Section 3.6(a)....................................................13
Surviving Company, Section 1.1.................................................1
Tax or Taxes, Section 3.16(c)(i)..............................................22
Tax Return, Section 3.16(c)(ii)...............................................22
True Up Balance Sheet, Section 1.11(b).........................................6

                          AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of June 15, 2000 is among PACIFIC GATEWAY PROPERTIES, INC., a Maryland corporation (the "Company"), MISSION ORCHARD STATUTORY TRUST, a Connecticut statutory trust ("PARENT") and PGP ACQUISITION, INC., a Maryland corporation and a wholly owned subsidiary of Parent ("ACQUISITION").

       WHEREAS the Board of Directors of the Company has (i) determined that the Merger (as defined below) is fair and in the best interests of the Stockholders (as defined below), (ii) approved the Merger in accordance with and on the terms and conditions set forth in this Agreement, and (iii) determined to recommend to the Stockholders the approval of this Agreement and the Merger.

       WHEREAS the Board of Directors of Acquisition has (i) determined that the Merger (as defined below) is fair and in the best interests of Acquisition's stockholders, and (ii) approved the Merger in accordance with and on the terms and conditions set forth in this Agreement.

       WHEREAS the beneficiary of Parent has approved the Merger in accordance with and on the terms and conditions set forth in this Agreement.

       NOW THEREFORE in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

       SECTION 1.1. THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL"), Acquisition shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING COMPANY") and the separate corporate existence of Acquisition shall cease.

       SECTION 1.2. EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on or before the Closing Date articles of merger or other appropriate documents (the "ARTICLES OF MERGER") shall be duly executed and acknowledged by the Company and delivered to the State Department of Assessments and Taxation for filing pursuant to the MGCL. The Merger shall become effective at such time as a properly executed copy of the Articles of Merger is duly filed with State Department of Assessments and Taxation in accordance with the MGCL, or such later time as the Company and Acquisition may agree upon and set forth in the Articles of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

       SECTION 1.3. CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the second business day following the satisfaction or waiver of the conditions set forth in Section 2.1 at the offices of Shearman & Sterling, 555 California Street, 20th Floor, San Francisco, California, unless another time, date or place is agreed to in writing by the parties hereto.

       SECTION 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the MGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time the Surviving Company shall succeed to all the rights and property of Acquisition and the Company and shall be subject to all the debts and liabilities of Acquisition and the Company.

       SECTION 1.5. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of the Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Company as they may be amended immediately prior to the Effective Time at the request of the Parent. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Company until amended in accordance with applicable law.

       SECTION 1.6. DIRECTORS. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Company until such director's successor is duly elected or appointed and qualified.

       SECTION 1.7. OFFICERS. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Company until such officer's successor is duly elected or appointed and qualified.

       SECTION 1.8. CONVERSION OF SHARES.

              (a)    Merger Consideration.

                     (i) AGGREGATE MERGER CONSIDERATION. The aggregate merger consideration shall be $55,048,389 to be adjusted as necessary in accordance with the provisions of Section 1.11 (the "Aggregate Merger Consideration") and to be paid in accordance with the provisions of Section 1.9. The per share merger consideration (the "Per Share Merger Consideration") shall be an amount equal to $12.60, to be adjusted as necessary in accordance with the provisions of Section 1.11 (such adjustments to be determined in a manner consistent with the calculations and information set forth on Exhibit A), which amount is equal to:

                            (A)    the sum of the Aggregate Merger Consideration
PLUS $765,970 (which is the Aggregate Option Exercise Price (defined in Section 1.10(a) below))

               DIVIDED BY

                            (B)    the sum of (x) the number of outstanding
shares of common stock, par value $1.00 per share (each a "COMMON SHARE")(which number of Common Shares is 3,933,536 as of the date of this Agreement), PLUS (y) the number of outstanding shares of Series 1 Convertible Preferred Stock, par value $1.00 per share

(each a "SERIES 1 CONVERTIBLE PREFERRED SHARE")(which number of Series 1 Convertible Preferred Shares is 300,000 as of the date of this Agreement), PLUS
(z) the number of Common Shares for which all of the Company Stock Options (defined in Section 1.10(a) below) are exercisable (which number is 196,175 as of the date of this Agreement).

              (ii) CONVERSION OF COMMON SHARES. At the Effective Time, each issued and outstanding Common Share immediately prior to the Effective Time (other than Common Shares held in the Company's treasury) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or any holder of Common Shares (a "COMMON STOCKHOLDER") thereof, be cancelled and converted into and shall become the right to receive the Per Share Merger Consideration in cash, without interest (the "COMMON MERGER CONSIDERATION").

              (iii) CONVERSION OF SERIES 1 CONVERTIBLE PREFERRED SHARES. At the Effective Time, each Series 1 Convertible Preferred Share issued and outstanding immediately prior to the Effective Time (other than Series 1 Convertible Preferred Shares held in the Company's treasury) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or any holder of Series 1 Convertible Preferred Shares (a "PREFERRED STOCKHOLDER"), be cancelled and converted into and shall become the right to receive the Per Share Merger Consideration in cash, without interest (the "SERIES 1 MERGER CONSIDERATION"). The Common Shares together with the Series 1 Convertible Preferred Shares, hereinafter are referred to as the "SHARES". The Common Stockholders and the Preferred Stockholders, hereinafter referred to as the "STOCKHOLDERS".

              (iv) ADJUSTMENTS FOR STOCK CHANGES. Notwithstanding the foregoing if, between the date of this Agreement and the Effective Time, the outstanding Common Shares or the Series 1 Convertible Preferred Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares then the Common Merger Consideration or the Series 1 Merger Consideration, as the case may be, shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

       (b) CONVERSION OF STOCK OF ACQUISITION. At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of Acquisition shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Company.

       (c) CANCELLATION OF TREASURY SHARES. At the Effective Time, each Share held in the treasury of the Company shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist and no Merger Consideration shall be delivered with respect thereto.

       SECTION 1.9. PAYMENT OF MERGER CONSIDERATION.

       (a) As of the Effective Time, Acquisition shall deposit with such agent or agents as may be appointed by Parent and Acquisition (the "Payment Agent") for the benefit of the holders of Shares in cash an aggregate of $56,048,389 (which includes a

$1.0 million reserve for the adjustments to the Aggregate Merger Consideration to be made pursuant to Section 1.11) (such cash is hereinafter referred to as the "Merger Fund").

       (b)    On a date (the "True Up Payment Date") that shall be within three
(3) business days after the calculations required by Section 1.11 become final as provided in Section 1.11, Parent shall deposit in cash in the Merger Fund with the Payment Agent for the benefit of the holders of Shares any additional amounts necessary to pay the Aggregate Merger Consideration as adjusted pursuant to Section 1.11.

       (c) As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive the Common Merger Consideration or the Series 1 Merger Consideration, as the case may be, pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions on how to surrender the Certificates in exchange for the Common Merger Consideration or the Series 1 Merger Consideration, as applicable.

       (d) As soon as practicable after the Effective Time, payment of $12.60 per Common Share and $12.60 per Series 1 Convertible Preferred Share (the "Initial Payment") shall be made to Stockholders, subject, in the case of Stockholders whose Shares are represented by Certificates, to the requirements of Section 1.9(f) with respect to the surrender of Certificates. As soon as practicable after the True Up Payment Date, final payment shall be made to the Stockholders in an additional amount to be calculated by making the adjustments set forth in Section 1.11, subject, in the case of Stockholders whose Shares are represented by Certificates, to the requirements of Section 1.9(f) with respect to the surrender of Certificates.

       (e) As soon as practicable after the Effective Time, payment shall be made to holders of Company Stock Options in an amount (the "Initial Option Amount") equal to $12.60 per Common Share for which such Company Stock Options are exercisable LESS the applicable exercise price as set forth on Schedule 3.5(b). As soon as practicable after the True Up Payment Date, final payment shall be made to holders of Company Stock Options in an additional amount to be calculated pursuant to Section 1.10(a)(taking into account the adjustments set forth in Section 1.11).

       (f) Notwithstanding anything herein to the contrary, no payments of Common Merger Consideration or Series 1 Merger Consideration shall be made to any holder whose Shares are represented by Certificates until such holder has surrendered to the Payment Agent a Certificate for cancellation, together with the requisite letter of transmittal duly executed as described herein. Upon surrender of such Certificate and delivery of the letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Common Merger Consideration and/or the Series 1 Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article 1 and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Common Merger Consideration or the Series 1 Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Common Merger Consideration and/or the Series 1 Merger Consideration as contemplated by this Section 1.9. No interest shall be paid or shall accrue in respect of such cash payments.

       (g) In the event that any Certificate shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Common Merger Consideration and/or the Series 1 Merger Consideration as may be required pursuant to this Agreement; PROVIDED, HOWEVER, that Parent or the Payment Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

       (h) All Common Merger Consideration or the Series 1 Merger Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Company for any reason they shall be canceled and exchanged as provided in this Article 1.

       (i) Any portion of the Merger Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for the Common Merger Consideration or the Series 1 Merger Consideration.

       (j) Neither Acquisition nor the Company shall be liable to any holder of Shares for cash from the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

       (k) All Common Merger Consideration or the Series 1 Merger Consideration paid upon the surrender of certificates representing the outstanding Shares in accordance with the terms hereof shall be deemed, to the fullest extent permitted by Applicable Law, to have been delivered in full satisfaction of all rights pertaining to such Shares, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares which were outstanding immediately prior to the Effective Time.

       SECTION 1.10 TREATMENT OF STOCK OPTIONS.

       (a) CONVERSION OF STOCK OPTIONS. Each vested and unvested option to purchase Common Shares (each a "Company Stock Option") that has been granted and is outstanding immediately prior to the Effective Time shall be cancelled and extinguished and at the Effective Time shall become the right to receive an amount, without interest, and subject to applicable withholding taxes, in cash equal to the remainder that results when the aggregate exercise price of such option is subtracted from the product of (i) the number of Common Shares for which such option is exercisable multiplied by (ii) the Per Share Merger Consideration. The sum of the exercise prices for all outstanding Company Stock Options, less the sum of all exercise prices actually paid in respect of Company Stock Options to the Company between the date hereof and the Closing Date (the "Aggregate Paid Exercise Prices") is the "Aggregate Option Exercise Price."

       (b) AMENDMENTS TO THE COMPANY STOCK OPTIONS. At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the terms of Company Stock Options to give effect to the foregoing provisions of this Section 1.10.

       SECTION 1.11 AGGREGATE MERGER CONSIDERATION AND ADJUSTMENTS.

              (a)    TRUE UP BALANCE SHEET AND ADJUSTMENTS.

                     (i) As promptly as possible, but no later than forty-five (45) calendar days after the Closing Date, the Surviving Company shall prepare a consolidated balance sheet of the Company, dated as of the Closing Date (the "True Up Balance Sheet"), which shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and in accordance with accounting policies and practices consistent with those used in the preparation of the Company's audited financial statements. On completion of the True Up Balance Sheet, the Surviving Company (with the assistance of the Transition Personnel) shall calculate the Aggregate Merger Consideration as adjusted to reflect (i) Balance Sheet adjustments as set forth in Section 1.11(c), (ii) the adjustments relating to property damage in
Section 1.11(b), and (iii) Transaction Expense Adjustments (hereinafter defined in Section 1.11(d)). The adjustments to the Aggregate Merger Consideration set forth in this Section 1.11 shall be calculated in a manner consistent with the calculations set forth on Exhibit A. Promptly following completion of such calculations, the Surviving Company shall provide to Parent the True Up Balance Sheet and such Aggregate Merger Consideration calculations. If within five (5) business days following delivery of the True Up Balance Sheet and such calculations to Parent, Parent has not given the Surviving Company and Raymond Marino notice of any objection, then such Aggregate Merger Consideration calculation shall be deemed to be final on the fifth business day following delivery. If Parent gives notice of objection, then Parent and Surviving Company (with the assistance of the Transition Personnel) shall have five (5) business days within which to resolve the objection to their mutual satisfaction. If no resolution is reached by the parties within such five-day period, the issues in dispute will be submitted to Arthur Andersen LLP, certified public accountants (the "Accountants"), for resolution. The determination of the Accountants, as set forth in a notice delivered to the Surviving Company, will be binding on both parties. The Aggregate Merger Consideration calculation as adjusted pursuant to this Section 1.11 in accordance with the Accountants' determination shall be deemed final on the day following delivery of the Accountants' notice as provided in the immediately preceding sentence.

                     (ii) For purposes of preparing the True Up Balance Sheet, the Surviving Company shall engage, as independent contractors, for such period following the Closing Date as is reasonably necessary, the Company's current Chief Executive Officer, the current Vice President of Finance, two Controllers, one member of the accounting staff and an administrative assistant (collectively, the "Transition Personnel"). Each of the Transition Personnel shall be compensated as an independent contractor for such period commensurately with such person's compensation from the Company at the Closing Date, taking salary, bonus and benefits into account. The Company's current Chief Executive Officer will be responsible for reconciling as necessary the True Up Balance Sheet.

              (b)    PROPERTY DAMAGE ADJUSTMENTS.

                     (i) In the event that, before the Effective Time, all or any portion of the Properties is damaged or destroyed by casualty that is covered by insurance such that the cost to repair such damage or destruction (as reasonably estimated by the Company and Parent) (A) would not exceed $3,000,000 or (B) would exceed $3,000,000 and Parent does not elect to terminate this Agreement pursuant to Section 8.1(f), the Company shall assign to Parent any right to insurance proceeds by reason of such casualty, the Aggregate Merger Consideration shall be decreased by the amount of any deductible to the insurance applicable to such casualty.

                     (ii) In the event that, before the Effective Time, all or any portion of the Properties is damaged or destroyed by casualty that is not covered by insurance such that the cost to repair (A) would not exceed $2,000,000 or (B) would exceed $2,000,000 and Parent does not elect to terminate this Agreement pursuant to Section 8.1(f), the Company shall assign to Parent any right to insurance proceeds by reason of such casualty, the Aggregate Merger Consideration shall be decreased by an amount equal to the lesser of (X) the cost to repair such damage, or (Y) $2,000,000.

              (c)    BALANCE SHEET ADJUSTMENTS.

                     (i) The Aggregate Merger Consideration shall be adjusted as follows to reflect changes in the amounts of certain assets and liabilities of the Company through the Closing Date. For purposes of these calculations, the "Assumed Balance Sheet Amount" is -$49,518,278 (such negative amount representing the sum of the "Company Assets" MINUS the "Company Liabilities", such "Company Assets" and "Company Liabilities" to be determined in a manner consistent with the calculations and information set forth on EXHIBIT A).

                     (ii) To the extent that the sum of the Company Assets MINUS the Company Liabilities (such sum, the "Actual Amount") calculated based on the True Up Balance Sheet is less than the Assumed Balance Sheet Amount, the Aggregate Merger Consideration shall be decreased by such difference.

                     (iii)  To the extent that the Actual Amount
calculated based on the True Up Balance Sheet is greater than the Assumed Balance Sheet Amount, the Aggregate Merger Consideration shall be increased by such difference.

                  (d) TRANSACTION EXPENSE ADJUSTMENTS. The Aggregate Merger Consideration shall be further adjusted as follows in connection with directors' and officers' insurance premiums (such adjustment, the "Transaction Expense Adjustments"):

to the extent that the actual cost of the insurance policies purchased in accordance with Section 6.3(b) is (x) greater than $100,000, the Aggregate Merger Consideration will be decreased by the amount by which such actual cost exceeds $100,000, or (y) less than $100,000, the Aggregate Merger Consideration will be increased by the amount by which $100,000 exceeds such actual cost.

                                    ARTICLE 2

                      CONDITIONS TO CONSUMMATION OF MERGER

       SECTION 2.1. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The respective obligations of the parties hereto to consummate the Merger shall be subject to the satisfaction (or waiver by each party) as of the Effective Time of the following conditions:

              (a) GOVERNMENTAL APPROVALS. Any notice or approvals to or of any federal, state or foreign governmental authority with respect to the Merger shall have been either filed, in the case of notices, or received, in the case of approvals.

              (b) NO ORDER. No federal, state or foreign governmental, administrative or regulatory authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

              (c) STOCKHOLDER APPROVAL. This Agreement and the terms of the Merger shall have been approved by the holders of two-thirds of the Shares, in accordance with the applicable provisions of the MGCL and the Articles of Incorporation and bylaws of the Company.

       SECTION 2.2. CONDITIONS TO PARENT AND ACQUISITION'S OBLIGATIONS. The obligations of Parent and Acquisition to consummate the Merger are subject to the satisfaction (or waiver by each of Parent and Acquisition) as of the Effective Time of the following conditions:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as specifically contemplated by this Agreement, as of the Effective Time, as though made as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date), and the Company shall have performed or complied with, or shall have caused to be performed or complied with, in all material respects all obligations and covenants required by this Agreement to be performed or complied with by the Company by the Effective Time; and Parent and Acquisition shall have received from the Company a certificate dated as of the Effective Time and signed by an authorized officer of the Company confirming the foregoing.

              (b) CERTIFICATES OF GOOD STANDING. Parent and Acquisition shall have received from the Company (i) certificates as to the Company and each of the Subsidiaries, issued by the appropriate governmental authority of the respective jurisdictions of incorporation of each of the Company and each of the Subsidiaries (ii) certificates as to the Company issued by the appropriate governmental authority of each of the jurisdictions in which the Company is qualified to do business as a foreign corporation as set forth on SCHEDULE 3.1, and (iii) certificates as to each of the Subsidiaries issued by the appropriate governmental authority of each jurisdiction in which such Subsidiary is qualified to do business as a foreign corporation as set forth on SCHEDULE 3.6(a), in each case evidencing its good standing in such jurisdiction or state as of a date not more than ten days prior to the Effective Time.

              (c) RESOLUTIONS. Parent and Acquisition shall have received from the Company (i) certified copies of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (ii) certified copies of resolutions of the Stockholders or a certificate of the Secretary of the Company certifying as to the affirmative vote of two-thirds of the votes that the Stockholders of the outstanding shares are entitled to cast approving this Agreement and the terms of the Merger, and all such resolutions shall not have been revoked and shall remain in full force and effect.

              (d) THIRD-PARTY CONSENTS. The Company shall have obtained from CapMark Services its consent and agreement to the assignment of the CapMark Loans to, and assumption of the CapMark Loans by, Parent's designee in connection with any sale by Parent of certain assets of the Company, including the assets of the Company which secure the CapMark Loans. The Company shall have obtained in writing any third-party consents necessary in connection with a sale by Parent of certain assets of the Company and the assignment of all material service contracts, equipment leases or other agreements affecting such assets. The Company shall have obtained in writing any material third-party consents required under any of the Contracts that are indicated with an asterisk on
SCHEDULE 3.4. For purposes hereof, "CapMark Loans" means, collectively, (i) the loan (the "South Bay Loan") in the original principal amount of $9,450,000 between CapMark Services, successor to AMRESCO Capital Corporation (together with any successor obligee with respect to the South Bay Loan or the Tucson Loan, "CapMark") and PGP Southbay Office Tower, Inc., encumbering the South Bay Property (as defined in Schedule 3.9(a)(1) and (ii) the loan (the "Tucson Loan") in the original principal amount of $3,850,000 between CapMark and PGP North Tucson Business Center, Inc., encumbering the Tucson Property (as defined in
Schedule 3.9(a)(1)).

              (e) TENANT ESTOPPELS. The Company shall have obtained and delivered to Parent or its designee at least two (2) business days prior to Closing tenant estoppel certificates (each an "Estoppel Certificate") addressed to Parent or its designee, in form and substance attached hereto as Exhibit B, or otherwise including substantially all of the information provided for in each tenant's lease or leases from (i) tenants under Leases occupying at least seventy percent (70%) of the rentable square feet of the Properties, (ii) each tenant whose Lease or Leases covers at least 10,000 rentable square feet of the Properties, and (iii) each tenant (other than up to two tenants) whose Lease or Leases covers at least 5,000 but less than 10,000 rentable square feet of the Properties.

              (f) TITLE MATTERS. There shall be no liens or encumbrances on the assets of the Company and its Subsidiaries other than liens for property taxes for the then current fiscal year not yet payable and the title exceptions shown on SCHEDULE 2.2(f) (collectively, "PERMITTED EXCEPTIONS"). The Company shall have obtained pay-off letters from the holders of all long-term indebtedness secured by the assets of the Company or its Subsidiaries (other than the CapMark Loans and equipment leases), which provide for the payment in full of such indebtedness at the Closing and, upon the payment in full of such indebtedness, the release of all liens and encumbrances affecting the assets of the Company and its Subsidiaries, other than Permitted Exceptions.

       SECTION 2.3. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) as of the Effective Time of the following conditions:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of each of Parent and Acquisition made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date), and each of Parent and Acquisition shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent, Acquisition or any affiliate of Parent by the Effective Time; and the Company shall have received from each of Parent and Acquisition a certificate dated as of the Effective Time and signed by an authorized trustee or officer of each of Parent and Acquisition confirming the foregoing.

              (b) CERTIFICATE OF GOOD STANDING. The Company shall have received a certificate as to Acquisition issued by the appropriate governmental authority of the jurisdiction of incorporation of Acquisition, evidencing its good standing in such jurisdiction as of a date not more than ten days prior to the Effective Time.

              (c) RESOLUTIONS. The Company shall have received from (i) Parent satisfactory evidence of authority for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) Acquisition certified copies of resolutions duly adopted by the Board of Directors of Acquisition authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (iii) Parent certified copies of resolutions acting in its capacity as the sole stockholder of Acquisition approving this Agreement and the consummation of the transactions contemplated hereby, and all such resolutions shall not have been revoked and shall remain in full force and effect.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to Parent and Acquisition as follows:

       SECTION 3.1. ORGANIZATION AND GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland.

Each of the Subsidiaries is a corporation duly organized and validly existing under the laws of the State of California. Each of the Company and its Subsidiaries has all requisite corporate power and authority and, to the Knowledge of the Company, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not be reasonably likely to have a material adverse effect on the business operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole (collectively, a "COMPANY MATERIAL ADVERSE EFFECT"). Each of the Company and its Subsidiaries is duly qualified and in good standing to do business in the jurisdictions set forth on SCHEDULE 3.1, which jurisdictions constitute all jurisdictions in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure be so qualified or in good standing would not be reasonably likely to have a Company Material Adverse Effect.

       SECTION 3.2. AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, on receipt of the consents and approvals described in Section 3.4, to consummate the transactions contemplated hereby. All necessary corporate action required to have been taken by or on behalf of the Company by Applicable Law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of the Company of this Agreement and (b) subject to receipt of the consents and approvals described in Section 3.4, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity (the foregoing exceptions set forth in clauses (i) and (ii) being referred to as the "ENFORCEABILITY EXCEPTIONS").

       SECTION 3.3. NO CONFLICTS.

              (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company or any Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree of any federal, state, local or foreign court, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) except as set forth in SCHEDULE 3.3, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of; or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except where, in the case of (ii) and (iii), such conflict, violation, breach or default would not have a Company Material Adverse Effect.

              (b) Except as set forth in Schedule 3.3, no note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of the Company or any of its Subsidiaries, by its terms prohibits the Company or any of its Subsidiaries from incurring indebtedness or granting liens on any assets of the Company or any of its Subsidiaries.

       SECTION 3.4. CONSENTS AND APPROVALS. Except for (a) the approval of the Stockholders as contemplated by Section 5.4, (b) filings with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and (c) the filing and recordation of the Articles of Merger as required by the MGCL neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions to which the Company is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or foreign governmental or regulatory authority or any other person, except (i) as set forth on SCHEDULE 3.4 or (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, (x) would not prevent or materially delay the Company from performing its obligations under this Agreement and (y) would not be reasonably likely to have a Company Material Adverse Effect.

       SECTION 3.5. CAPITAL STOCK OF THE COMPANY.

              (a) AUTHORIZED AND OUTSTANDING CAPITAL STOCK. The authorized capital stock of the Company consists of Twelve Million (12,000,000) shares of stock, of which (i) Two Million (2,000,000) shares have been initially classified as Preferred Stock, of which Three Hundred Thousand (300,000) shares have been classified as Series 1 Convertible Preferred Stock, par value $1.00 per share, of which 300,000 shares are outstanding; (ii) Ten Million (10,000,000) shares have been initially classified as common stock, par value $1.00 per share, of which 4,052,090 are outstanding, and 118,554 of which were outstanding and are held as treasury stock by the Company.

              (b) THE COMPANY STOCK OPTIONS. SCHEDULE 3.5(b) sets forth the name of each person holding the Company Stock Options (the "OPTIONHOLDERS"), the number of Shares with respect to which such Company Stock Options may be exercised and the exercise price per share of such Company Stock Options.

              (c) NO OTHER EQUITY RIGHTS. Except for the Shares, there are no shares of capital stock or other equity securities of the Company outstanding. The Shares have not been issued in violation of, and none of the Shares is subject to, any preemptive or subscription rights. Other than as set forth on
SCHEDULE 3.5(b) with respect to Company Stock Options, there are no outstanding or authorized warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which the Company or any Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or any Subsidiary. The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

       SECTION 3.6. SUBSIDIARIES; EQUITY INTERESTS.

              (a) SUBSIDIARIES. SCHEDULE 3.6(a) sets forth a true and complete list of all persons of which the Company owns a majority of the equity interests (each a "Subsidiary"), listing for each such Subsidiary its name, its jurisdiction of incorporation, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests, the percentage of such shares of capital stock, partnership interests or similar ownership interests owned by the Company and the current ownership of any such shares, partnership interests or similar ownership interests not owned by the Company. All of the issued and outstanding shares of each of the Subsidiaries are validly issued, fully paid and nonassessable. The shares of each of the Subsidiaries have not been issued in violation of, and none of such shares is subject to, any preemptive or subscription rights. There are no outstanding or authorized warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments pursuant to which any Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of such Subsidiary. The shares of each of the Subsidiaries are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such shares. No Subsidiary is required to file any form, report or other document under the Securities Act of 1933, as amended (the "Securities Act") or Exchange Act.

              (b) OTHER EQUITY INTERESTS. Except as set forth on SCHEDULE 3.6(b), other than the Subsidiaries, there are no corporations, partnerships, joint ventures, associations or other similar entities in which the Company owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same.

       SECTION 3.7. FINANCIAL STATEMENTS. The financial statements set forth in the Company's Form 10-K for the fiscal year ended December 31, 1999, which consist of the audited consolidated balance sheets of the Company and the notes thereto as of December 31, 1998 and 1999 (the December 31, 1999 balance sheet being referred to herein as the "COMPANY BALANCE SHEET"), and the audited consolidated statements of income, stockholders' equity and cash flows and the notes thereto for the years ended December 31, 1997, 1998 and 1999, audited by Arthur Andersen LLP, whose report thereon is included therewith, were prepared in accordance with GAAP, and present fairly, in all material respects, the Company's consolidated financial position and the results of its consolidated operations, stockholders' equity and consolidated cash flows as of the date thereof and for the period covered thereby.

       SECTION 3.8. ASSETS OTHER THAN REAL PROPERTIES. The Company has good title to all material assets, except as otherwise specified below in this
Section 3.8, reflected on the Company Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, free and clear of all mortgages, liens, security interests or other encumbrances of any nature whatsoever, except (a) such as are disclosed on SCHEDULE 3.8 and (b) Permitted Liens. For purposes of this Agreement,

"PERMITTED LIENS" shall mean (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (ii) liens arising under original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course, (iii) liens for Taxes and other governmental obligations and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof, and operation of the specific assets to which they relate.

       This Section 3.8 does not relate to real property or interests in real property, which are the subject of Section 3.9, or to intellectual property, which is the subject of Section 3.10.

       SECTION 3.9. REAL PROPERTIES.

              (a) The Company and/or its Subsidiaries own the real property listed on SCHEDULE 3.9(a)(1), which is the only real property owned by the Company or its Subsidiaries. The Company represents and warrants that, to the Company's Knowledge, the leases, together with all amendments, modifications, extensions thereto and guaranties thereof (collectively, the "LEASES") which are the Leases for the tenants described on the rent roll (the "Rent Roll")(which is attached as SCHEDULE 3.9(a)(2)) and the service contracts, equipment leases and other personal property financings, or other agreements relating to the operation, repair or maintenance of the Properties (collectively, the "SERVICE CONTRACTS") listed on SCHEDULE 3.9(a)(3) hereto are all of the leases, contracts or agreements affecting the Properties and that the copies of the Leases and Service Contracts heretofore made available to Parent constitute full, true and correct copies of the Leases and Service Contracts. The Company further represents and warrants that, to the Company's Knowledge, such Service Contracts constitute all of the agreements (exclusive of the Leases) which would be binding upon the Surviving Corporation or the Properties following the Closing Date. The Company shall cause to be terminated prior to the Closing (i) all Service Contracts listed on SCHEDULE 3.9(a)(3) and marked rejected and (ii) all Brokerage Agreements, equipment leases, contracts or other agreements in connection with the Property that are not listed on SCHEDULE 3.9(a)(3) or entered into by the Company after the date of this Agreement without the prior written consent of Parent.

              (b) All Leases have been duly executed by the Company or its Subsidiaries, as applicable, and, to the Company's Knowledge, except as set forth on SCHEDULE 3.9(b), (A) all Leases are in full force and effect according to the terms set forth therein and (B) there is no default under any Lease nor circumstances which with the giving of notice or the passage of time would constitute a default under any Lease (including any bankruptcy of any tenant); and except as has been set forth on SCHEDULE 3.9(b), the Company has not made any oral agreement with any tenant of the Properties and has not granted any concession, abatement or adjustment to any tenant except as expressly set forth in the Lease with such tenant.

              (c) The brokerage agreements listed on SCHEDULE 3.9(c) are the only brokerage agreements in connection with the Properties.

              (d) All leasing or brokerage fees or commissions presently owing on the date of execution of this Agreement with respect to any of the Leases have been or shall be paid in full by the Company prior to the Closing.

              (e) To the Company's Knowledge, the information set forth in the Rent Roll is true, correct and complete.

              (f) There are no material service contracts, equipment leases or other agreements affecting the Properties except the Service Contracts.

              (g) Except as set forth on SCHEDULE 3.9(g), neither the Company nor any Subsidiary has been served as a party to, or otherwise notified of, any litigation or other proceeding that arises out of the ownership of the Properties or that might detrimentally affect the use, operation or development of the Properties for its intended purpose or the value of the Properties or adversely affect the ability of the Company to perform its obligations under this Agreement, nor, to the Company's Knowledge, without inquiry, has any such litigation been threatened with respect to the Properties.

              (h) During the period of the Company's direct or indirect ownership of the Properties, and, to the Company's Knowledge, during the period of the Company or its Subsidiaries' ownership or occupation of any formerly owned properties neither the Company nor any of its Subsidiaries, has engaged in any operations or activities upon, or any use or occupancy of the Properties, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Properties, or transported any Hazardous Materials to, from or across the Properties, except in all cases in material compliance with all applicable governmental or other environmental laws, statutes, ordinances, orders or other requirements (collectively, "ENVIRONMENTAL LAWS") and only in the course of legitimate business operations at the Properties (which does not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials). Neither the Company nor its Subsidiaries has received any written notice, demand, letter, claim, request for information or other written communication alleging that the Company or any of its Subsidiaries is or has been in violation of, or has any liability or potential liability under, any Environmental Law or any governmental permit, license or other authorization thereunder. Except as set forth in the Reports and Documents and except for the use of cleaning supplies and other substances in the ordinary course of business in a manner that complies in all material respects with Environmental Laws, to the Company's knowledge, there are no Hazardous Materials on the Properties. To the knowledge of the Company, none of the properties currently or formerly owned or occupied by the Company is listed or proposed for listing on the "National Priorities List" or the Comprehensive Environmental Response, Compensation and Liability Information System pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, or any analogous state list. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation or remediation of Hazardous Materials, or any notice to or consent of any governmental authority or third party, pursuant to any applicable Environmental Law or any governmental permit, license or other authorization thereunder. The term "HAZARDOUS

MATERIALS" as used in this Agreement shall mean and refer to (i) any hazardous or toxic wastes, materials or substances, or chemicals, and other pollutants or contaminants, which are or become regulated by applicable local, state, regional and/or federal orders, ordinances, statutes, rules, regulations (as interpreted by judicial and administrative decisions) and laws; (ii) asbestos, asbestos-containing materials or urea formaldehyde; (iii) polychlorinated biphenyls; (iv) flammables, explosive, corrosive or radioactive materials; (v) medical waste and biochemicals; and (vi) gasoline, diesel, petroleum or petroleum by-products. The term "REPORTS AND DOCUMENTS" as used in this Agreement shall mean all environmental reports pertaining to or concerning the Properties to the extent the same were made available to Parent prior to the date of this Agreement.

              (i) To the Company's Knowledge, there is no default, nor any circumstance which with the giving of notice or the passage of time would constitute a default, under the CapMark Loan Documents. The term "CapMark Loan Documents" as used in this Agreement shall mean and refer to the documents evidencing and securing the CapMark Loans.

              (j) To the Company's Knowledge, there are no material violations of any law, rule, regulation, judgment or decree applicable to the Company or the Properties which would materially affect the value of the Properties for their intended use.

              (k)    The representations and warranties contained in this
Section 3.9 shall be deemed to be remade of the Closing Date.

       SECTION 3.10. INTELLECTUAL PROPERTY. SCHEDULE 3.10 sets forth a complete and correct list of (i) all items which either the Company or a Subsidiary claims as a trademark, trade name or registered copyright, and all trade name registrations or applications, copyright registrations or applications for copyright registration, (ii) each license or licensing agreement for any of the foregoing to which either the Company or a Subsidiary is a party or by which either is bound and (iii) the jurisdictions in which each such trademark, trade name, copyright, application and registration has been issued, filed or made (including the official number or other identifier of such issuance, registration or application). To the Knowledge of the Company, neither the Company nor any Subsidiary infringes upon or unlawfully or wrongfully uses, in either such case in any material respect, any intellectual property owned or claimed by another person. The Company or a Subsidiary either owns the entire right, title and interest in, to and under, or has a valid license to use, any and all intellectual property which is material to the conduct of the business of the Company in the manner that the business of the Company is currently being conducted.

       SECTION 3.11. CONTRACTS. SCHEDULES 3.11(a) through 3.11(m) set forth a true and complete list of each of the following types of contracts to which the Company or any Subsidiary is a party (together with the leases related to the Leased Properties, "CONTRACTS"):

              (a) EMPLOYMENT, INDEPENDENT CONTRACTOR AND CONSULTING AGREEMENTS. (i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any severance compensation to any Company Person (as defined below) or for the provision, vesting and/or acceleration of any employee benefits following a change of ownership or control of the Company or its Subsidiaries and (ii) any independent contractor or consulting agreement that has an aggregate liability after the Closing in excess of $10,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $10,000;

              (b) COLLECTIVE BARGAINING AGREEMENTS. Any employee collective bargaining agreement or other contract with any labor union;

              (c) NON-COMPETITION AGREEMENTS. Any covenant or agreement that restricts the ability of the Company or any Subsidiary or any management employee of the Company or any Subsidiary to compete in any line of business in any place in the world;

              (d) AGREEMENTS WITH OFFICERS, DIRECTORS OR EMPLOYEES. Any agreement or contract with any officer, director or employee of the Company or any Subsidiary (other than employment agreements covered by paragraph (a) above);

              (e) SUBLEASES OF LEASED PROPERTIES. Any sublease or similar agreement under which the Company or any Subsidiary is a sublessor of, or makes available for use by any third party, all or any portion of any real property leased by the Company or any Subsidiary;

              (f) PERSONAL PROPERTIES LEASES. Any lease or similar agreement under which (i) the Company or any Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) the Company or any Subsidiary is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by the Company or any Subsidiary, in any such case which has an aggregate liability after the Closing in excess of $10,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $10,000;

              (g) SUPPLY AND SERVICE AGREEMENTS. (i) Any continuing agreement or contract for the future purchase by the Company or any Subsidiary of materials, supplies or equipment or (ii) any advertising agreement or arrangement, in any such case which has an aggregate liability after the Closing in excess of $10,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $10,000;

              (h) INDEBTEDNESS. Any agreement or contract under which the Company or any Subsidiary has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;

              (i) GUARANTEES. Any agreement or contract under which any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or any Subsidiary (other than endorsements for the purpose of collection in the ordinary course of business) or any agreement for indemnification;

              (j) PARTNERSHIPS, LIMITED LIABILITY COMPANIES AND JOINT VENTURES. Any partnership agreement, limited liability company agreement or other joint venture agreement to which the Company or any Subsidiary is a party;

              (k) CONTRACTS PROVIDING FOR POWER OF ATTORNEY. All material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Subsidiary that relates to the Company, any Subsidiary or their respective businesses;

              (l) ACQUISITION AND DISPOSITION AGREEMENTS. All agreements pursuant to which the Company or any Subsidiary, in the last five years, has acquired, or agreed to acquire, or disposed or agreed to dispose of, all or a substantial portion of the assets of or equity interests in any corporation, partnership or other entity or any Subsidiary, division or business thereof, except for such agreements that have been filed by the Company as exhibits or otherwise with the Securities and Exchange Commission; and

              (m) OTHER AGREEMENTS. Any other agreement, contract, lease, license (including exclusive Intellectual Properties licenses), commitment or instrument to which the Company or any Subsidiary is a party or by or to which the assets or business of the Company or any Subsidiary is bound or subject, which in any case has an aggregate liability after the Closing in excess of $10,000, and is not terminable by notice of less than 60 calendar days for a cost of less than $10,000.

Set forth on SCHEDULE 3.11 is a list of the material contracts of the Company and its Subsidiary, as the case may be ("Material Contracts"). With respect to each such Material Contract, the Company or its Subsidiary, as the case may be, has performed all material obligations required to be performed by it to date under the Contracts to which it is a party and it is not in breach or default in any material respect thereunder and, to the Knowledge of the Company (as defined below), no other party to any of the Contracts is in breach or default in any material respect thereunder.

       SECTION 3.12. LITIGATION; DECREES. SCHEDULE 3.12 sets forth a list, as of the date of this Agreement, of all pending and, to the Knowledge of the Company, threatened lawsuits or claims with respect to which the Company has contacted in writing the defendant or has been contacted in writing by the claimant or by counsel for the claimant by or against the Company or any of its Subsidiaries or any of the properties, assets, operations or businesses of the Company or any of its Subsidiaries and which (a) involve a claim by or against the Company or any of its Subsidiaries of more than $10,000, (b) seek any injunctive relief or (c) relate to the transactions contemplated by this Agreement. To the Knowledge of the Company, except as disclosed on SCHEDULE 3.12, the Company is not in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to the Company or any of its Subsidiaries or any of the properties, assets, operations or businesses of the Company or any of its Subsidiaries, except where such default would not be reasonably likely to have a Company Material Adverse Effect.

       SECTION 3.13. EMPLOYEE AND RELATED MATTERS; ERISA.

              (a) PLANS. SCHEDULE 3.13(a) sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, cafeteria and flexible spending, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement (including any contracts or agreements with certain employees of the Company that relate to the transactions contemplated by this Agreement) providing employee benefits that is maintained or contributed to by the Company in which any the Company Persons have participated or under which any the Company Persons have accrued and remain entitled to any benefits (the "PLANS"). The Company has delivered to Parent and Acquisition true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required,
(iv) each trust agreement and group annuity contract relating to any Plan, and
(v) the most recent actuarial report or valuation relating to a Plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group including the Company under Section 4001(a)(14) of ERISA (as defined below) (an "ERISA AFFILIATE") would be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA, if any Plan which is subject to Title IV of ERISA were to terminate.

              (b) COMPLIANCE WITH ERISA AND THE CODE. None of the Company or any of the Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which the Company would be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(1) of ERISA or a material Tax imposed pursuant to Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Internal Revenue Code of 1986, as amended (the "Code"). Except as described on
SCHEDULE 3.13(b), each of the Plans has been operated and administered in all material respects in accordance with Applicable Laws, including ERISA, and the Code and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate could be subject to any material liability under the terms of such Plans, ERISA, the Code or any other applicable law. Each Plan intended to be a qualified plan under Code Section 401 has received a favorable determination letter to that effect (a copy of which has been delivered to Parent and Acquisition) and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such Plan. There are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than ordinary course claims for benefits).

              (c)    MULTIEMPLOYER PLAN LIABILITIES. Except as disclosed on
SCHEDULE 3.13(c), none of the Company or any ERISA Affiliate is, or has been within the last six years, obligated to contribute, on behalf of any current or former employee of the Company, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such

ERISA Affiliate is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA.

              (d) FUNDING; LIENS. With respect to each Plan which is subject to Title IV of ERISA, (i) the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Plan for which the 30-day notice requirement has not been waived and
(iii) no condition exists that would subject the Company or any ERISA Affiliate to any material fine under Section 4071 of ERISA.

              (e) EMPLOYEE WELFARE BENEFIT PLANS. No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Subsidiary beyond their retirement or other termination of service, other than
(i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Subsidiary or (iv) benefits the full cost of which is borne by the current or former employee or his beneficiary. With respect to any Plan that is an employee welfare benefit plan, except as disclosed on SCHEDULE 3.13(e), (i) no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) to the Knowledge of the Company, each such Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.

              (f) LABOR DISPUTE. To the Knowledge of the Company, as of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Subsidiary pending or threatened in writing which may materially interfere with the respective business activities of the Company or any Subsidiary. As of the date of this Agreement, to the Knowledge of the Company, none of the Company, any Subsidiary, or their respective representatives or employees has committed any material unfair labor practices in connection with the operation of the respective businesses of the Company or any Subsidiary, and there is no material charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing.

       SECTION 3.14. ABSENCE OF CHANGES OR EVENTS. Except as set forth on
SCHEDULE 3.14, since December 31, 1999, there has not been a Company Material Adverse Effect, other than changes relating to the economy in general or the real estate industry in general and, in each case, not disproportionately affecting the Company. Except as disclosed on SCHEDULE 3.14 or as contemplated by this Agreement, since December 31, 1999, the business of the Company has been conducted in the ordinary course consistent with past practice.

       SECTION 3.15. COMPLIANCE WITH APPLICABLE LAWS. Except as previously disclosed by the Company to Parent in writing, to the Knowledge of the Company:

              (a) GENERAL. The Company is in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign ("APPLICABLE LAWS"), except for any such violations that would not reasonably be likely to have a Company Material Adverse Effect. This Section
3.15 does not relate to matters with respect to Taxes or any other taxes. This
Section 3.15(a) does not relate to environmental matters, which are the subject of Sections 3.15(c) and 3.15(d).

              (b) LOBBYING REGULATORY MATTERS. The Company is in compliance in all material respects with all substantive, registration and reporting requirements of the Lobbying Disclosure Act of 1995, as amended, the Foreign Agent Registration Act of 1938, as amended, the Federal Election Campaign Act, federal bribery laws and rules regarding the making of gifts to members of the United States House of Representatives, members of the United States Senate and members of the executive branch of the federal government of the United States.

              (c) PERMITS. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any governmental agency or authority necessary for each of the Company or its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Permits"), except where the failure to have, or the suspension or cancellation of any of the Permits would not be reasonably likely to have a Company Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of any of the Permits would not be reasonably likely to have a Company Material Adverse Effect.

       SECTION 3.16. TAXES.

              (a) TAX RETURNS AND TAXES. Except as set forth on SCHEDULE 3.16(a), the Company has filed or caused to be filed in a timely manner (within any applicable extension periods) with the appropriate Tax authorities all Tax Returns they are required to have filed and have paid or provided for all Taxes they are required to have paid, except where the failure to have filed such a Tax Return or paid or provided for such Taxes would not have a Company Material Adverse Effect. There are no material Tax liens or assessments against the Company or any property or assets of the Company, other than liens for Taxes that are not due and payable or which may thereafter be paid without penalty. No deficiencies for any Taxes have been asserted or assessed by applicable governmental tax authorities against the Company that are not adequately reserved for.

              (b) TAX CLAIMS. Except as set forth on SCHEDULE 3.16(b), no material claim for assessment or collection of Taxes is presently being asserted against the Company and the Company is not a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have Knowledge of any such threatened action, proceeding or investigation.

              (c)    DEFINITIONS. For purposes of this Agreement:

                     (i) "TAX" (including "TAXES") means all federal, state, local, foreign and other netincome, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, stamp, premium, property or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and

                     (ii) "TAX RETURN" means any return, report, statement or information statement required to be filed with respect to Taxes.

       SECTION 3.17. EMPLOYEE AND LABOR RELATIONS. Except as set forth on
SCHEDULE 3.17, (a) there is no labor strike, dispute, or work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company; (b) to the Knowledge of the Company, no union organizing campaign is in progress with respect to the employees of the Company; (c) there is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board, (d) there is no pending or, to the Knowledge of the Company, threatened grievance that would be reasonably likely to have a Company Material Adverse Effect and (e) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any state agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination, other than those which, if so determined, would not be reasonably likely to have a Company Material Adverse Effect.

       SECTION 3.18. INSURANCE POLICIES.

              (a) SCHEDULE 3.18 sets forth a true and complete list of all material insurance policies providing coverage at any time within the past three years with respect to the Company and the Subsidiaries. The Company has heretofore provided Parent or Acquisition with a true and correct copy of each insurance policy listed on Schedule 3.18.

              (b) At no time subsequent to January 1, 1997, has the Company or any Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, or (ii) received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage currently provided to the Company will not be available in the future substantially on the same terms as are now in effect.

       SECTION 3.19. SEC FILINGS. The Company has filed all required forms, reports and documents ("COMPANY SEC REPORTS") with the SEC since December 31, 1997, each of which (other than preliminary material) has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports were prepared in accordance with

GAAP and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in consolidated financial position for the periods then ended. The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company as part of any Company SEC Reports.

       SECTION 3.20. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Prudential Securities, Inc. to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of the Shares pursuant to the Merger is fair to such holders from a financial point of view, which opinion has not been withdrawn.

       SECTION 3.21. INFORMATION STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the information statement ("INFORMATION STATEMENT") relating to the meeting of the Company's stockholders to be held in connection with the Merger will, at the date the Information Statement is first mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held, if necessary, in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. None of the information supplied by the Company in writing for inclusion in the Information Statement (except for information about Parent or Acquisition furnished by Parent or Acquisition, as the case may be, to the Company) will, at the date the Information Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       SECTION 3.22. BROKERS AND FINANCIAL ADVISORS. Other than Prudential Securities Incorporated, no broker, financial advisor, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiaries.

       SECTION 3.23. RECOMMENDATION OF BOARD OF DIRECTORS: VOTE REQUIRED. To the Knowledge of the Company, is there no state takeover statute applicable to the Merger. The Board of Directors of the Company (the "COMPANY BOARD") has determined to recommend to the Company's stockholders (the "RECOMMENDATION") that they vote to approve this Agreement and the Merger. The affirmative vote of a two-thirds of the votes that the holders of the then-outstanding Shares are entitled to cast with respect to the approval of this Agreement and the Merger is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement and the Merger.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                            OF PARENT AND ACQUISITION

       Parent and Acquisition hereby represent and warrant to the Company as follows:

       SECTION 4.1. ORGANIZATION AND GOOD STANDING. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Parent is a statutory trust duly formed and validly existing under the laws of the state of its formation. Parent has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on the ability of Parent to perform its obligations under this Agreement, including its obligation to pay the Merger Consideration (a "PARENT MATERIAL ADVERSE EFFECT").

       SECTION 4.2. AUTHORITY. Each of Parent and Acquisition has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions to which each of Parent and Acquisition is a party contemplated hereby. All necessary action required to have been taken by or on behalf of each of Parent and Acquisition by Applicable Law or its trust agreement or charter documents, as the case may be, has been taken to authorize (a) the approval, execution and delivery on behalf of each of Parent and Acquisition of this Agreement and (b) the performance by each of Parent and Acquisition of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of each of Parent and Acquisition, enforceable against each of them in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

       SECTION 4.3. NO BREACH. The execution and delivery of this Agreement by each of Parent and Acquisition do not, and the consummation of the transactions to which each of Parent and Acquisition is a party contemplated hereby will not,
(a) violate or conflict with the organizational documents of Parent or Acquisition or (b) constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which Parent is a party or by which it is bound, or violate or conflict with any Applicable Law.

       SECTION 4.4. CONSENTS AND APPROVALS. Except for (a) filings, permits, authorizations, consents, and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws or the HSR Act and (b) the filing and recordation of the Articles of Merger as required by the MGCL, neither the execution and delivery of this Agreement by either of Parent or Acquisition nor the consummation of the transactions to which either Parent or Acquisition is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification would not have a Parent Material Adverse Effect.

       SECTION 4.5. FUNDING. Parent and/or Acquisition have obtained and furnished to the Company certain financing commitments in connection with the transactions contemplated hereby which commitments are in full force and effect. The financing commitments referred to above will be sufficient to make payment in full of the Merger Consideration with respect to the Shares at the Closing, and to pay all expenses and fees payable by Parent and/or Acquisition associated with this Agreement and the transactions contemplated hereby. As of the Closing, Parent and Acquisition shall have taken all measures necessary to ensure that Acquisition or Parent will have sufficient cash on hand to pay the Merger Consideration.

       SECTION 4.6. LITIGATION; DECREES. Neither Parent nor any of its subsidiaries is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to Parent or any of its subsidiaries or any of the properties, assets, operations or businesses of Parent or any of its subsidiaries, except where such default would not have a Parent Material Adverse Effect.

       SECTION 4.7. BROKERS. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

       SECTION 4.8. INFORMATION STATEMENT. None of the information supplied or to be supplied by Parent or Acquisition to the Company for inclusion or incorporation by reference in the Information Statement will, at the date the Information Statement is first mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held, if necessary, in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information about Parent or Acquisition furnished by Parent or Acquisition, as the case may be, to the Company will, at the date the Information Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

       SECTION 5.1. ACCESS. Prior to the Closing, the Company, its Subsidiaries and their respective officers, directors, employees, advisors, representatives and authorized agents will provide Parent and Acquisition and to any potential purchaser from Parent of certain assets of the Company, and, in each case, their representatives, employees, counsel, accountants, financing sources and advisors following reasonable prior notification and in a manner which does not unreasonably interfere with the conduct of the business of the Company or any of the Company's officers, directors, employees, advisors, representatives or authorized agents, access to the personnel, properties, books and records of the Company, in order that they may have the opportunity to make such investigations as they may desire of the affairs of the Company, its Subsidiaries and of the Properties, PROVIDED, HOWEVER, that all information and documentation made available pursuant to the terms of this Section 5.1 shall be subject to the terms of the Confidentiality Agreement between an affiliate of Parent and the Company dated as of November 2, 1999 (the "CONFIDENTIALITY AGREEMENT"). Without limiting the foregoing, Parent or its designee may, following reasonable prior notification of the Company, communicate with any tenant, lender, servicer or other person or entity related to the ownership or operation of any of the Properties.

       SECTION 5.2. ORDINARY CONDUCT. Except as contemplated by this Agreement, from the date of this Agreement to the Closing, the Company will conduct its business in the ordinary course and operate and maintain its properties, in substantially the same manner as presently conducted as if the Company were not to enter into the Merger, and will make commercially reasonable efforts, substantially consistent with past practices, to preserve its relationships with tenants, customers, suppliers and others with whom the Company deals. Except as expressly set forth in this Agreement, the Company will not do any of the following, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

              (a) CHARTER AND BYLAWS. Amend its Articles of Incorporation or bylaws, except to the extent required to comply with its obligations hereunder, required by law or required by rules and regulations of the American Stock Exchange;

              (b) DIVIDENDS. Except for the dividend declared by the Board of Directors of the Company at its Board meeting on June 13, 2000, which will be paid on or about July 10, 2000, declare or pay any cash or non-cash dividend or make any other cash or non-cash distributions to the Stockholders whether or not upon or in respect of any shares of its capital stock;

              (c) CAPITAL STOCK. Redeem or otherwise acquire any shares of its or its Subsidiaries' capital stock or sell, issue or encumber any capital stock of the Company or any of its Subsidiaries or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, except for the issuance of shares of capital stock pursuant to the exercise of outstanding options;

              (d) EMPLOYEE MATTERS. Adopt or amend in any material respect any Plan or collective bargaining agreement, except as required by Applicable Law;

              (e) COMPENSATION. (i) Grant to any executive officer or employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (A) as may be required under existing agreements, (B) in the ordinary course of business consistent with past practice or (C) pursuant to agreements substantially similar to those described on SCHEDULE 3.11(a) with any employees of the Company hired after the date of this Agreement or (ii) terminate any executive officer or employee other than in the ordinary course of business, consistent with past practice;

              (f)    INDEBTEDNESS. Except for the borrowings described on
SCHEDULE 3.11(h), incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness;

              (g) ENCUMBRANCES. Permit, allow or suffer any of its Properties or other assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than those excepted from the representations set forth in Sections 3.8 and 3.9;

              (h) CANCELLATION OF INDEBTEDNESS. Cancel any indebtedness owing to the Company, or waive any claims or rights, other than cancellations or waivers that cover any indebtedness, claims or rights that, individually, have a value of less than $75,000;

              (i) ACCOUNTING POLICIES. Make any change in any method of accounting or accounting practice, policy or procedure other than those required by GAAP;

              (j) REORGANIZATIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory);

                  (k) TAXES. Except with respect to the Company's election to be qualified as a "real estate investment trust", effective January 1, 1999, in accordance with applicable provisions of the Code, make any material tax election or settle or compromise any material tax liability;

              (l) LITIGATION. Commence or settle any material litigation, claim, suit, action or proceeding;

              (m) LEASING, SERVICE CONTRACTS, ETC. Enter into, amend, extend or terminate any individual Lease, service contract or other agreement relating to the ownership, operation, repair or maintenance of the buildings located on the Properties, or any other material agreement or contract relating to any of the Properties or accept rentals under any Lease more than thirty (30) days in advance or take any action which adversely affects title to any of the Properties;

              (n) CONTRACTS. Enter into, amend, extend or terminate any Material Contract;

              (o) ASSET DISPOSITIONS. Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business and except for sales, leases or dispositions of assets that, individually, have a value of less than $75,000;

              (p) OPERATION OF PROPERTIES. Act with respect to the Properties other than in accordance with the Company's preexisting practices as if the transactions contemplated by this Agreement were not to occur (PROVIDED that the Company shall not be obligated to undertake any capital expenditure in excess of $25,000 per building except for capital expenditures that the Company is obligated to undertake under other provisions of this Agreement); or

              (q) AGREEMENTS. Agree, whether in writing or otherwise, to do any of the foregoing.

              Parent's consent under this Section 5.2 shall be deemed to have been given with respect to proposed actions relating to any individual Lease under Section 5.2(m) if Parent fails to notify the Company in writing of Parent's disapproval and the reasons therefore within four (4) business days after receipt of the Company's request for such consent.

       SECTION 5.3. PREPARATION OF INFORMATION STATEMENT, STOCKHOLDERS' MEETING.
(a) The Company, acting through the Company Board, shall:

                     (i) as soon as practicable, but in no event later than 110 days following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS' MEETING"), for the purpose of considering and taking action upon this Agreement and the Merger; and use its commercially reasonable efforts, consistent with applicable law, to obtain approval of this Agreement and the Merger;

                     (ii) within 25 business days following the execution of this Agreement, with all reasonable and necessary assistance from Parent and Acquisition, file the Information Statement with the SEC under the Exchange Act (which Information Statement shall include a statement regarding the recommendation of the Company Board that the stockholders approve this Agreement and the Merger), and shall use commercially reasonable efforts to have the Information Statement cleared by the SEC as promptly as practicable;

                     (iii) use commercially reasonable efforts to cause the Information Statement to be mailed to Stockholders at the earliest practicable date.

              (b) Parent, Acquisition and the Company shall cooperate with each other in the preparation of the Information Statement, and the Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Information Statement and of any requests by the SEC for any amendment thereof or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review and make comments on the Information Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments of and supplements to the Information Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Acquisition agrees to use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Information Statement and all required amendments thereof and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

       SECTION 5.4. INSURANCE. The Company shall keep, or cause to be kept, all insurance policies presently maintained relating to the Company and its Subsidiaries and its properties, or suitable replacements therefor, in full force and effect through the close of business on the day of the Closing.

       SECTION 5.5. ESTOPPEL CERTIFICATES. Promptly following the execution and delivery of this Agreement, the Company agrees to request an estoppel certificate in the form of EXHIBIT B from each tenant under each Lease. The Company shall use commercially reasonable efforts to obtain and deliver to Parent or its designee prior to the Closing Date an Estoppel Certificate from each tenant under each Lease, and shall deliver to Parent or its designee each Estoppel Certificate promptly following receipt thereof by the Company.

       SECTION 5.6. CONSTRUCTION AND MAINTENANCE WORK. The Company shall use commercially reasonable efforts to complete in accordance with the pre-existing practices at the respective Properties the construction and maintenance work described on SCHEDULE 5.6 attached hereto.

       SECTION 5.7. NO SOLICITATION OF TRANSACTIONS.

              (a) Prior to the Closing, the Company and its officers, directors, employees, advisors, representatives and authorized agents shall not, directly or indirectly, solicit, initiate or encourage (including by means of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, a Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its officers, directors or employees or any Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Subsidiary, to take any such action. The Company shall notify Parent promptly if, to the Company's Knowledge, any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made and shall describe to Parent in reasonable detail the terms and conditions of such offer or proposal. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Notwithstanding anything to the contrary in this Section 5.7, the Company may furnish information to, and enter into discussions with, a person or entity who has made an unsolicited proposal or offer regarding a Competing Transaction, and the Company Board has (i) reasonably concluded after consultation with the Company's financial advisor or any successor thereto that such proposal or offer was made in good faith and is reasonably likely, if negotiated, to lead to a Superior Proposal (as defined below), (ii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person at least 48 hours prior to taking any such action and (iii) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

              (b) A "COMPETING TRANSACTION" means any of the following involving the Company (other than the Merger): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of the Company and the Subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for 25% or more of the outstanding voting securities of the Company; or (iv) any solicitation in opposition to adoption of this Agreement by Company stockholders.

              (c) A "SUPERIOR PROPOSAL" means an unsolicited written bona fide proposal or offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of the Company, on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its reasonable judgment (after have received the advice of the Company's financial advisor or any successor thereto), to be more favorable to the Company stockholders than the terms of the Merger and after having taken into account the reasonable likelihood of such party's ability to consummate the transaction; PROVIDED, HOWEVER, that any such proposal or offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such proposal or offer is not committed and is not likely, in the reasonable judgment of the Company Board (after having received the advice of the Company's financial advisor or any successor thereto), to be obtained by such third party on a timely basis.

              (d) Nothing contained in this Agreement shall prohibit (i) the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) the Company Board from modifying or withdrawing its recommendation that the stockholders of the Company approve this Agreement if the Company Board determines, after receiving the advice of the Company's outside counsel, that the Company Board's fiduciary duties under Maryland law require it to do so.

       SECTION 5.8. EMPLOYEE MATTERS. Immediately prior to the Closing, the Company shall terminate all employees of the Company and its Subsidiaries, including the Transition Personnel. All severance amounts payable to all such terminated Employees shall be paid on the Closing Date.

                                    ARTICLE 6

                       COVENANTS OF PARENT AND ACQUISITION

         SECTION 6.1. CONFIDENTIALITY. Each of Parent and Acquisition acknowledges that the information being provided to it by or on behalf of the Company is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.

The Confidentiality Agreement will terminate with respect to information relating to the Company effective as of, and only as of, the Closing.

       SECTION 6.2. NO ADDITIONAL REPRESENTATIONS. Each of Parent and Acquisition acknowledges that neither the Company nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company except as expressly set forth in this Agreement or the schedules hereto, and neither the Company nor any other person will have or be subject to any liability or indemnification obligation to Parent or Acquisition or any other person resulting from the distribution to Parent or Acquisition, or Parent's or Acquisition's use of, any such information, including any information contained in the Confidential Information Memorandum dated September 1999, and any information, document, or material made available to Parent or Acquisition in certain "data rooms," management presentations or in any other form in anticipation of the transactions contemplated by this Agreement.

       SECTION 6.3. INDEMNITY; INSURANCE.

              (a) INDEMNIFICATION. The Articles of Incorporation and By-laws of the Surviving Company shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the Company's present and former officers, directors, employees and agents as are set forth in the Company's Articles of Incorporation and By-laws on the date of this Agreement, which provisions shall not be amended, repeated or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were officers, directors, employees or agents of the Company or any Subsidiary unless such modification is required by law.

              (b) INSURANCE. Effective as of the Effective Time, Parent shall purchase and maintain or cause the Surviving Company to purchase and maintain, for a period of six (6) years following the Closing, non-cancellable policies of directors' and officers' liability insurance covering each person who was a director or officer of the Company at any time prior to the Closing with respect to claims arising from facts or events that occurred at or prior to the Closing and providing at least the same coverage and amounts and containing terms that are no less advantageous to the insured parties as those in effect immediately prior to the Closing for officers and directors of Company.

              (c)    INTENDED THIRD-PARTY BENEFICIARIES. The provisions of this
Section 6.3 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Individual and each party entitled to insurance coverage under
Section 6.3(b), respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Individual may have under the Articles of Incorporation or bylaws of the Surviving Company or any of its Subsidiaries, under Applicable Law or otherwise.

                                    ARTICLE 7

                                MUTUAL COVENANTS

         SECTION 7.1. PUBLICITY. Each of the Company, Parent and Acquisition agrees that, from the date of this Agreement through the Effective Time, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of each other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

       SECTION 7.2. ANTITRUST NOTIFICATION. The Company and Parent have independently concluded that no filings by any party hereto are required pursuant to the HSR Act with respect to the transactions contemplated by this Agreement.

       SECTION 7.3. REASONABLE EFFORTS; ADDITIONAL AGREEMENTS. Subject to the terms and conditions provided herein, each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including executing any additional agreements, instruments or other documents necessary to consummate the transactions contemplated hereby. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper trustees, officers and directors of each party to this Agreement, as applicable, shall use their commercially reasonable efforts to take all such action. Each of the parties hereto agrees to cooperate and use its commercially reasonable efforts to vigorously contest and resist any action, suit, proceeding at law or in equity, including any administrative or judicial action, suit or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

       SECTION 7.4. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would likely cause any representation or warranty contained in this Agreement to be untrue in any material respect at any time from date of this Agreement to the Closing Date and (ii) any failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder: PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

       SECTION 7.5 BENEFIT PLANS; COBRA. The Company shall terminate all benefit plans listed on Schedule 3.13(a) before the Closing Date. After the Effective Time, Parent shall or shall cause the Surviving Company to offer to persons who are employed by the Company or any Subsidiary before the Effective Time and eligible to participate in the health insurance plans maintained by the Company or any Subsidiary immediately prior to the Effective Time, if their employment by the Company is terminated in connection with the Merger, participation in the Surviving Company's health insurance plan in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Following the Effective Date, such former employees shall have the right to continue their coverage under the provisions of COBRA for up to a total of eighteen (18) months.

                                    ARTICLE 8

                         TERMINATION; AMENDMENT; WAIVER

       SECTION 8.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

              (a) MUTUAL CONSENT. By mutual written consent of the Company, Parent and Acquisition;

              (b) INJUNCTION OR DELAY. By the Company, Parent or Acquisition if (i) any federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, decree or ruling which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Closing has not occurred on or before the 120th day after the date of this Agreement (the "Outside Closing Date"); PROVIDED that, in the event of a Qualifying Casualty or Condemnation, the Outside Closing Date shall be extended, as necessary, to ensure that Parent and Acquisition have at least thirty-five (35) days following receipt of notice of a Qualifying Casualty or Condemnation in which to elect to terminate this Agreement; PROVIDED, further no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before the Outside Closing Date;

              (c) BREACH BY PARENT OR ACQUISITION. By the Company if (i) there shall have been a material breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement or if any representation or warranty of Parent or Acquisition shall have become untrue in any material respect, and such breach shall not have been cured or such representation or warranty shall not have been made true within 15 business days after notice by the Company thereof, PROVIDED that the Company shall not have breached in any material respect any of its obligations hereunder; (ii) there shall have been a breach by Parent or Acquisition of any of its respective covenants or agreements hereunder having a Parent Material Adverse Effect, and Parent or Acquisition has not cured such breach within 15 business days after notice by the Company thereof, PROVIDED that the Company shall not have breached in any material respect any of its obligations hereunder;

              (d) BREACH BY THE COMPANY. By Parent or Acquisition, if (i) there shall have been a material breach of any representation or warranty on the part of the Company as set forth in this Agreement or if any representation or warranty of the Company shall have become untrue in any material respect, and such breach shall not have been cured or such representation or warranty shall not have been made true within 15 business days after notice by Parent or Acquisition thereof, PROVIDED that neither Parent or Acquisition shall have breached in any material respect any of its obligations hereunder; (ii) there shall have been a breach by the Company of any of its covenants or agreements hereunder having a Company Material Adverse Effect, and the Company has not cured such breach within 15 business days after notice by Parent and Acquisition thereof, PROVIDED that neither Parent nor Acquisition shall have breached in any material respect any of its obligations hereunder; or

              (e) COMPETING TRANSACTION; CHANGE OF RECOMMENDATION. By Parent or Acquisition, if (i) the Company Board shall withdraw, modify or change the Recommendation in a manner adverse to Parent or shall have resolved to do any of the foregoing; or (ii) the Company Board shall have recommended to the Company stockholders, or agreed to enter into, a Competing Transaction.

              (f) CASUALTY OR CONDEMNATION. By Parent or Acquisition (which shall have thirty-five (35) days from the date of receipt of written notice of such casualty or condemnation to elect to terminate), if (i) any or all of the Properties is damaged or destroyed by casualty and the cost to repair such damage or destruction (as reasonably estimated by the Company and Parent) would exceed $3,000,000 in the event of an insured loss or $2,000,000 in the event of an uninsured loss, or (ii) all or any material portion of the Properties (taken as a whole), or any material interest therein, is taken pursuant to the power of eminent domain, or any proceedings with respect thereto are instituted or threatened (each of the circumstances described in clauses (i) and (ii) being a "Qualifying Casualty or Condemnation").

       SECTION 8.2. CONFIDENTIAL INFORMATION. In the event of termination by any party pursuant to Section 8.1, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

              (a) RETURN OF MATERIALS. Parent and Acquisition shall return and cause to be returned all documents and copies and other material received from or on behalf of the Company relating to the business of the Company or any Subsidiary or to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Company; and

              (b) SURVIVAL OF CONFIDENTIALITY AGREEMENT. All confidential information received by Parent or Acquisition with respect to the businesses of the Company or any Subsidiary shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

       Section 8.3. EFFECTS OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 8.1, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Section 6.1 relating to the obligations of Parent and Acquisition to keep confidential certain information and data obtained by it, (b) Section 6.2 relating to the acknowledgment by each of Parent and Acquisition that no additional representations were made by or on behalf of the Company other than those set forth in this Agreement, (c) Section 7.1 relating to publicity, (d) Section 9.1 relating to expenses generally, (e) Section 9.2 relating to attorneys' fees and expenses, (f) Section 9.5 relating to notices, (g) Section 9.12 relating to exclusive jurisdiction and (h) this Article 8. Nothing in this Article 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

       Section 8.4. LIQUIDATED DAMAGES.

              (a)    (i)    If this Agreement is terminated by Parent or
Acquisition pursuant to:

                            (A)    Section 8.1(d); or

                            (B)    clauses (i) or (ii) of Section 8.1(e); or

                     (ii) If this Agreement is terminated by the Company, Parent or Acquisition pursuant to Section 8.1(b); provided, that (i) neither Parent nor Acquisition shall be in material breach of any of their representations or obligations and shall not have been the cause of any injunction leading to such termination or (ii) the failure by either Parent or Acquisition to fulfill its obligations under this Agreement shall not have been the reason that the Closing shall not have occurred on or before the Outside Closing Date; in any such case, the Company shall pay to Parent, within five business days after notice of such termination is received by the Company from Parent or Acquisition, in immediately available funds, liquidated damages in an amount equal to $1,900,000, plus reasonable expenses actually incurred by Parent and/or Acquisition (in an amount not to exceed $125,000).

              (b)    If this Agreement is terminated by the Company pursuant to
Section 8.1(c) and the transactions contemplated hereby are abandoned, Parent shall pay to the Company, within five business days after notice of such termination is received by Parent and Acquisition from the Company, in immediately available funds, liquidated damages in an amount in cash equal to $2,025,000.

                                    ARTICLE 9

                                  MISCELLANEOUS

       SECTION 9.1. EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in Section 8.4, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

       SECTION 9.2. ATTORNEYS' FEES. Should any arbitration or litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a


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

reasonable sum for such party's attorneys' fees and expenses determined by the court in such arbitration or litigation or in a separate action brought for that purpose.

       SECTION 9.3. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Parent, Acquisition or the Company (including by operation of Applicable Law in connection with a merger, or sale of substantially all the assets, of Parent or the Company) without the prior written consent of the other parties hereto (except that nothing herein shall be construed as obligating (i) Parent to obtain the consent of Acquisition or (ii) Acquisition to obtain the consent of Parent to any of the transactions described in the immediately prior parenthetical); PROVIDED, HOWEVER, that no assignment shall limit or affect the assignor's obligations hereunder.

       SECTION 9.4. NO THIRD-PARTY BENEFICIARIES. Except as set forth in Section
6.3 and Article 9, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

       SECTION 9.5. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

              (i) if to Parent, Acquisition or, after the Effective Time, the Surviving Company,

                                    Mission Orchard Statutory Trust
                                    c/o First Union National Bank, as trustee
                                    10 State House Square
                                    Hartford, CT 06103
                                    Telecopier No.:  (860) 247-1356
                                    Attention:  W. Jeffrey Kramer

                                    with a copy to:

                                    Bingham Dana LLP
                                    One State Street
                                    Hartford, CT 06103
                                    Telecopier No:  (860) 240-2800
                                    Attention:  James Scantling

                                    if to Acquisition:

                                    PGP Acquisition, Inc.
                                    c/o Shearman & Sterling
                                    555 California Street, Suite 2000

                                    San Francisco, CA 94104
                                    Telecopier No:  (415) 616-1199
                                    Attention:  Peter Lyons

                           (ii) if to the Company, prior to the Closing, Pacific Gateway Properties, Inc.
                                    930 Montgomery Street
                                    Suite 400
                                    San Francisco, CA 94133
                                    Attention:  Raymond V. Marino
                                    Telecopier No:  (415) 398-4841

                                    with a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    One Montgomery Street
                                    San Francisco, CA  94104
                                    Attention: Fred L. Pillon
                                    Telecopier No.:  (415) 374-8432

                                    and

                                    Gibson, Dunn & Crutcher LLP
                                    1050 Connecticut Ave., N.W.
                                    Washington, DC 20036
                                    Attention: Stephanie Tsacoumis
                                    Telecopier No.:  (202) 530-9613

       SECTION 9.6. REPRESENTATIONS AND WARRANTIES NOT TO SURVIVE. Each representation and warranty in this Agreement or in the exhibits, schedules or certificates delivered pursuant to this Agreement shall terminate and expire as of, and shall not survive, the Closing.

       SECTION 9.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

       SECTION 9.8. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

       SECTION 9.9. SEVERABILITY. If any term or provision specified herein is held by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such term or provision to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, and the remainder of the terms and provisions herein shall be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

       SECTION 9.10. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time only by an instrument in writing signed on behalf of each of the parties hereto.

       SECTION 9.11. EXTENSION; WAIVER. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

       SECTION 9.12. EXCLUSIVE JURISDICTION OF CALIFORNIA COURTS. Parent, Acquisition and the Company irrevocably submit to the exclusive jurisdiction of the state courts of the State of California and the United States Federal District Court located in San Francisco California, for purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Parent, Acquisition and the Company agree to commence any action, suit or proceeding relating hereto in such courts. Parent, Acquisition and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in
Section 9.5 above shall be effective service of process for any action, suit or proceeding in the State of California with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Parent, Acquisition and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

       SECTION 9.13. INTERPRETATION OF THIS AGREEMENT.

              (a) CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

              (b) KNOWLEDGE. Whenever any representation or warranty of the Company contained in this Agreement or in any certificate or other document delivered in connection with this Agreement is qualified to the "KNOWLEDGE" of the Company, such qualification shall mean the actual (not constructive or imputed) personal knowledge, of (A) the officers and directors of the Company and its Subsidiaries and the management company which, in each case, is responsible for overseeing any portion of the Properties and (B) the on-site project managers at the South Bay Property, the Walnut Creek Property and the West Valley Property (as defined in Schedule 3.9(a)(1)) (collectively, the "KNOWLEDGE GROUP"); (ii) shall in no case mean or refer to the actual or constructive knowledge of any other employee, partner, member, officer, director, agent, trustee or member, partner, representative or employee of a partner, member, officer, director, agent or other representative of the Company or of its Subsidiaries or their affiliates or any investment advisor, attorney, independent accountant, contractor or representative of Company or any of its Subsidiaries or their affiliates (together with the Knowledge Group, the "COMPANY REPRESENTATIVES"); and (iii) shall in no event or circumstance impose upon the Company or any of the Company Representatives any duty or obligation to verify, inquire or make any independent inquiry or investigation of any such representation, warranty or statement, or to otherwise investigate the facts or circumstances relating or otherwise pertinent thereto, other than to review their files. Parent and Acquisition further acknowledge and agree that none of the Company Representatives shall be personally liable, or otherwise have any personal liability, under or in connection with this Agreement, including without limitation, in connection with any of the representations, warranties or statements made in connection with, or pursuant to, this Agreement.

              (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State.

              (d) HEADINGS, EXHIBITS AND SCHEDULES. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any matter disclosed in one Schedule hereto shall be deemed incorporated by reference into each other Schedule hereto and disclosed in each such Schedule to the extent that the relevancy of such matter to each such other Schedule is apparent from the disclosure included on the Schedule.

              (e) REPRESENTATION BY COUNSEL; INTERPRETATION. The Company, Parent and Acquisition each acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Company, Parent and Acquisition.

       SECTION 9.14. TRUSTEE EXCULPATION. It is expressly understood and agreed that this Agreement is executed and delivered on behalf of Parent by First Union National Bank ("First Union"), not in its individual capacity but solely as trustee under the Trust Agreement (Mission Orchard Statutory Trust) dated as of June 1, 2000 between First

Union and the Beneficiary named therein (the "Trust Agreement"), in the exercise of the powers and authority conferred and vested in it as the trustee thereunder, and that each of the representations, warranties, undertakings and agreements herein made on the part of Parent is made solely as a representation, warranty, undertaking or agreement of Parent and not as a personal representation, warranty, undertaking or agreement of First Union and is made solely for the purpose of binding the trust estate created by the Trust Agreement (the "Trust Estate") and all persons having any claim by reason of any such representation, warranty, undertaking or agreement shall look only to the Trust Estate for payment or satisfaction thereof.

       IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the date first written above.

                                PACIFIC GATEWAY PROPERTIES, INC.,
                                a Maryland corporation

                                By:
                                    -------------------------------------------
                                   Name:  Raymond V. Marino
                                   Title:  President and Chief Executive Officer

                                MISSION ORCHARD STATUTORY TRUST,
                                a Connecticut statutory trust

                                By: First Union National Bank, not in its
                                    individual capacity, but solely as trustee

                                By:
                                    -------------------------------------------
                                   Name:
                                   Title:

                                PGP ACQUISITION, INC.
                                a Maryland corporation

                                By:
                                    -------------------------------------------
                                   Name:
                                   Title:


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